Exhibit 1

MEMORANDUM

(As amended by Special Resolution passed on 1 August 1992)

AND

ARTICLES OF ASSOCIATION

(First amendment adopted by Special Resolution passed on 12 July 1997

Second amendment adopted by Special Resolution passed on 29 December 2004

Third amendment adopted by Special Resolution passed on 29 December 29 2005)

OF

CITY TELECOM (H.K.) LIMITED

Incorporated the 19th day of May, 1992.

HONG KONG

(Reprinted with all amendments made up to and

including 29 December 2004)

Reprinted By

Polygon Printing Company

Tel: 2543 9628

(COPY)

CERTIFICATE OF INCORPORATION

I hereby certify that

CITY TELECOM (H.K.) LIMITED

is this day incorporated in Hong Kong under the Companies Ordinance, and that this company is limited.

Given under my hand this Nineteenth day of May One Thousand Nine Hundred and Ninety-Two.

/s/ Mrs. S. LAM
p. Registrar General
(Registrar of Companies) Hong Kong

THE COMPANIES ORDINANCE (Chapter 32)

Company Limited by Shares

MEMORANDUM OF ASSOCIATION

(As amended by Special Resolution passed on 1 August 1992)

OF

CITY TELECOM (H.K.) LIMITED

First:- The name of the Company is “CITY TELECOM (H.K.) LIMITED ”.

Second:- The Registered Office of the Company will be situated in Hong Kong.

* Third:- The objects for which the Company is established are:-

(1)(a)	To carry on the businesses of telecommunication services and to carry on all or any of the businesses of manufacturers, designers, consultants, experts, traders, producers, hirers, renters, repairers, agents and dealers in every kind of communications by cable, telegraph, telephone or radio and in every kind of electrical appliances, electronics, semiconductors, transistors, video gramophones, telex, television, recording, transmitting, receiving and other scientific apparatus, instruments, devices, equipment, hardware for market and turn to account goods, wares, merchandise and materials, whether crude or manufactured, of any and every kind or description.

(1)(b)	To carry on all or any of the business of providing, selling or maintaining calling card services, long distance telephone services or any other telecommunication services for residential, commercial or other uses and to build, operate, lease, licence or otherwise participate in all kinds of telecommunication networks and devices for the purposes of such businesses.

(2)	To invest in, and to hold, sell and deal with the stock, shares, bonds, debentures, debenture stock, obligations, notes and securities of any government, state, company, corporation or other body or authority; and to raise and borrow money by the issue of shares, stock, debentures, debenture stock, howsoever and to underwrite any such issue.

(3)	To acquire by purchase or otherwise lands and buildings and to erect and maintain warehouses, hotels, cinema halls, tenement house, commercial flats, factory buildings, office block or other buildings.

*	The objects clause was amended by Special Resolution passed on 1 August 1992

(4)	To provide halls and other suitable rooms, buildings and places, and to permit the same or any part thereof to be used on such terms as the company shall think fit, for any purposes, public or private, and in particular for public meetings, exhibitions, concerts, lectures, dinners, theatrical performances, cinematographs and other entertainments.

(5)	To build, establish, maintain, acquire, operate and own factories of all kinds.

(6)	To carry on all or any of the business of packing, general warehousemen, godown and ice cold storage operators.

(7)	To carry on all or any of the business of manufacturers, importers, exporters, merchants, wholesalers and retailers of all kinds and any yarn textile fabrics, and garments worsted stuff manufacturers, milliners, dress makers, tailors, hatters, clothiers, shirt makers, trouser makers, garment makers, glovers, lace manufacturers, dealers in leather, boot and shoe manufacturers, importers, exporters and merchants of any other articles or commodities in personal or household use and generally all and any manufactured goods, materials, provisions and produce.

(8)	To carry on all or any of the business usually carried on by land companies, land investment companies, land and building mortgage companies and building and estate companies in their several branches.

(9)	To construct and maintain, or contribute to, or procure the construction and maintenance of piers, wharves, embankments, bridges, sewers, drains, ways, markets, reservoirs, walls, reading rooms and such other buildings, works and conveniences as the company may think directly or indirectly conducive to the development of any land or hereditaments, messuages, or tenements, or any estate or interest therein respectively in which it is for the time being interested.

(10)	To carry on all or any of the businesses of general contractors, engineering contractors, civil engineers, site formation and plant layout advisers and consultants (whether civil, mechanical, electrical structural, chemical, aeronautical, marine or otherwise).

(11)	To purchase, dispose, sell, charter, hire, accept mortgage or finance the purchase of ships and other vessels of any class, buses, taxis, hire-cars, and other motor vehicles of any class, or aircraft, as owners, agents, managers or trustees, or on the authority or on behalf of any third party.

(12)	To purchase or otherwise acquire and to carry on the business or businesses of ship owners, stevedores, wharfingers, carriers, forwarding agents, storage keepers, warehousemen, ship builders, drydock keepers, marine engineers, engineers, ship keeper, boat builders, ship and boat repairers, ship and boat outfitters, ship brokers, ship agents, salvors, wreck raisers, divers, auctioneers, valuers and assessors.

(13)	To enter into, take over, negotiate or otherwise acquire, any contract or contracts for the construction, building, equipping, fitting out, storing, gearing or otherwise relating to any ship, carrier, boat, or other vessel whatsoever.

(14)	To carry on the business of a transportation company by means of vehicles of whatever kind and howsoever propelled for the carriage of passengers, animals, fish, food-stuffs and goods of whatsoever kind and description.

(15)	To carry on all or any of the businesses of travel agents, ticket and booking agents, charter-flight travel contractors, and to facilitate tours and travel and to arrange hotel and accommodation booking and travellers-cheque and credit-card facilities and other facilities for tourists and travellers and to engage in all aspects of the travel and tourist industry.

(16)	To carry on the business of garage, service-station or filling-station proprietors, licencees or operators; or as vehicle manufacturers, assemblers, finishers or repairers; or as dealers in oil, petroleum products or motor accessories of all kinds; or as motor, mechanical or electrical engineers.

(17)	To carry on all or any of the businesses of publishers, stationers, type-founders, bookbinders, printers, photographers, film-processors, cine-film producers, and cartographers and to do all things necessary or convenient for carrying out such businesses or businesses of a character similar or analogous to the foregoing or any of them or connected herewith.

(18)	To establish, found, operate, own, support, or aid in the establishment, founding, operating, owning and support of schools, colleges, institutions or other educational establishments of whatsoever kind connected with or incidental to the promotion of any form of education, learning, cultural activity, sport or pastime amongst members of the public.

(19)	To carry on all or any of the businesses of proprietors or licencees of restaurants, refreshment and tea rooms, hotels, bars for the sale of liquor, clubs, dance halls, cafes and milk and snack bars, and as caterers and contractors, in all their respective branches.

(20)	To carry on business as dealers in, and producers, whether as farmers, market gardeners or processors, of fish, dairy farm, and garden produce of all kinds, including milk, cream, butter, cheese, poultry, eggs, fruit and vegetables.

(21)	To acquire mines, mining rights, quarries and mineral lands, timber and forestry estates and property and land of every description developed or intended to be developed for the production of raw materials, crops, animal products or agricultural products anywhere throughout the whole world and any interest or concession therein and to explore, work, exercise, develop and turn the same to account.

(22)	To carry on in any part of the world all or any of businesses of financiers, capitalists, concessionaires, commercial agents, mortgage and bullion brokers, discount brokers of financial agents and advisers.

(23)	Generally to carry on and undertake any business, undertaking, transaction or operation whether mercantile, commercial, industrial, financial, manufacturing, trading or otherwise as an individual capitalist may lawfully undertake and carry on.

(24)	To carry on all or any of the business of manufacturers, installers, maintainers. repairers of and dealers in electrical and electronic articles, instruments, appliances and apparatus of every description, and of and in radio, television and tele-communication requisites, supplies, equipment and stores of all kinds, including condensers and resistors.

(25)	To draw, make, accept, endorse, discount, execute and issue bills of exchange, promissory notes, debentures and other negotiable or transferable instruments.

(26)	To purchase or otherwise acquire and undertake all or any part of the business, property and liabilities of any person, company, society, or partnership, formed for all or any part of the purposes within the objects of this company or carrying on or possessed of property suitable to the purposes of the company and to conduct and carry on or liquidate and wind up any such business and to amalgamate with any other company having objects altogether or in part similar to those of this company.

(27)	To borrow or raise and lend money, to give any guarantee for the payment of money or for the performance of any other undertaking or obligation whatsoever, to make and issue notes, bonds, debentures, obligations and evidence of indebtedness of all kinds, and generally to mortgage and charge the undertaking and all or any of the immovable and movable property, present and future, and all or any of the uncalled capital for the time being of the company.

(28)	To originate, purchase or by any other lawful means acquire and protect, prolong, renew develop and improve, throughout the world, any patents, patent rights, copy-rights, trade-marks, trade-names, processes, protections, licences and concessions concerned with inventions, exclusive or non-exclusive, or limited right to use any secret or any device, emblem, name or motto or any knowhow or any secret information and to sell, let, charge, dispose of, use and turn to account and to manufacture under or grant licences or privileges in respect of the same.

(29)	To enter into any arrangements for profit-sharing with any of the directors or employees of the company or of any company in which the company may for the time being hold a share or shares (subject to the consent and approval of such company) and to grant sums by way of bonus or allowance to any such directors or employees or their dependents or connections, and to establish or support, or aid in the establishment and support of, provident and gratuity funds, associations, institutions, schools or conveniences calculated to benefit directors or employees of the company or its predecessors in business or any companies in which the company owns a share or shares or the dependents or connections of such persons, and to grant pensions and make payments towards insurance.

(30)	To become a member of any partnership or a party to any lawful agreement for sharing profits or to any union of interests, agreements for reciprocal concessions, joint ventures, or co-operative or mutual trade agreements, or marketing restrictions, with any person, association, partnership, co-partnership, firm or corporation within the objects of the company or any business capable of being conducted so as directly or indirectly to benefit this company.

(31)	To sell and accept payment for the business or undertaking of the company or any part thereof, including any shares, stock, bonds, debentures, mortgages, or other obligations or securities, or any or either of them, patents, trade marks, trade names, copy-rights, licences or authorities or any estate, rights, property, privileges or assets of any kind; whether real or personal, movable or immovable.

(32)	To pay the cost, charges and expenses preliminary and incidental to the formation, establishment and registration of the company and to procure the company to be registered or recognized in any country or place outside Hong Kong.

(33)	To obtain any Order of the Governor of Hong Kong or any Act or Ordinance of any Parliament or of any Legislative Assembly or Council or any Provisional or other Order of any proper authority in the world, for enabling the company to carry any of its objects into effect, or for dissolving the company and re-incorporating its members as a new company, for any of the objects specified in this Memorandum, or for effecting any modification in the company’s constitution.

(34)	To distribute any of the property of the company amongst the Members in specie or otherwise, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

(35)	To carry on any other business of a similar nature or any business which may in the opinion of the Directors be conveniently carried on by the company and to carry on any other business which may seem to the company capable of being conveniently carried on in connection with the above or calculated directly or indirectly to enhance the value of or render profitable any of the company’s property or rights.

(36)	To do all such things as are incidental or conducive to the above objects or any of them, in any part of the world, and as principals, artisans, agents contractors, trustees, attorneys, concessionaires, factors, licencees or otherwise and as manufacturers, wholesalers, retailers, distributors or otherwise and either alone or in conjunction with others.

(37)	To act as directors, general managers, managers, advisers, nominees, consultants, accountants, secretaries and registrars of companies incorporated by law or societies or organizations (whether incorporated or not) and in particular to organize, maintain, and supervise the registers of members of companies incorporated by law and to pass for transfer or transmission the transfer of shares of any such companies.

(38)	To carry on, as brokers and agents, all kinds of insurance business and against every and any contingency.

AND IT IS HEREBY DECLARED that the words “company” and “corporation” in this clause when not applied to this company shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Hong Kong or elsewhere and whether existing or hereafter to be formed and the intention is that each object specified in each paragraph of this clause shall unless otherwise therein provided be regarded as an independent object and shall be in nowise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company and notwithstanding the use of the words “and” and “or”, shall be capable of being pursued as an independent object and either alone or in conjunction with any one or more of the objects specified in the same or in any other paragraph or paragraphs.

Fourth:- The liability of the Members is limited.

* Fifth:- The capital of the company is HK$10,000.00 divided into 10,000 shares of HK$1.00 each. Upon any increase of capital the company is to be at liberty to issue any new shares either in Hong Kong Dollars or in any other currency or partly in one currency and partly in another and with any preferential, deferred, qualified or special rights, privileges or conditions attached thereto. The rights for the time being attached to any shares having preferential, deferred, qualified, or special rights, privileges or conditions attached thereto may be altered or dealt with in accordance with the accompanying Articles of Association but not otherwise.

*	Note: The capital of the company has been reorganised as follows:-

(i)	By an Ordinary Resolution passed on 12 November 1992, the capital of the company was increased from HK$10,000.00 to HK$1,000,000.00.

(ii)	By an Ordinary Resolution passed on 26 January 1996, the capital of the company was increased from HK$1,000,000.00 to HK$21,000,000.00.

(iii)	By a Special Resolution passed on 9 April 1997,

(a)	the 1,000,000 shares of HK$1.00 each comprising the capital of the company in issue prior to the allotment of the 10 shares of HK$1.00 each on 9 April 1997 were convened into 1,000,000 non-voting deferred shares of HK$1.00 each;

(b)	the 19,999,990 unissued shares of HK$1.00 each and the 10 issued shares of HK$1.00 each in the capital of the company allotted on 9 April 1997 were re-designated as 20,000,000 ordinary shares of HK$1.00 each.

(iv)	By Special Resolutions passed on 12 July 1997,

(a)	the 1,000,000 non-voting deferred shares of HK$1.00 each were converted into 1,000,000 ordinary shares of HKS1.00 each;

(b)	the 1,000,010 issued ordinary shares of HKS1.00 each and the 19,999,990 unissued ordinary shares of HK$1.00 each were re-designated as 21,000,000 shares of HK$1.00 each.

(v)	By Ordinary Resolutions passed on 12 July 1997,

(a)	each of the existing 1,000,010 issued shares of HK$1.00 each and 19,999,990 unissued shares of HK$1.00 each was sub-divided into 10 shares of HK$0.10 each;

(b)	the capital of the company was increased from HK$21,000,000.00 to HK$50,000,000.00 divided into 500,000,000 shares of HK$0.10 each.

(vi)	By an Ordinary Resolution passed on 30 December 1999, the capital of the company was increased from HK$50,000,000.00 to HK$200,000,000.00 by the creation of an additional 1,500,000,000 shares of HK$0.10 each.

We, the several persons, whose names, addresses and descriptions are hereto subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite to our respective names:-

Names, Addresses and Descriptions of Subscribers	Number of Shares taken by each Subscriber
/s/ CHOW SHIU CHUEN, RICHARD	One
MR. CHOW SHIU CHUEN, RICHARD
46A, Broadway, 11/F.,
Mei Foo Sun Chuen,
Kowloon.
Merchant

/s/ POON FU HUNG	One
MR. POON FU HUNG
46A, Broadway, 11/F.,
Mei Foo Sun Chuen,
Kowloon.
Merchant

Total Number of Shares Taken	Two

Dated the 11th day of May, 1992.

WITNESS to the above signatures:

/s/ SY MEI LING
SY MEI LING
Company Secretarial Assistant
17/F., Hart House, 12-14 Hart Avenue, Tsimshatsui, Kowloon.

THE COMPANIES ORDINANCE (CHAPTER 32)

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

(First amendment adopted by Special Resolution passed on 12 July 1997

Second amendment adopted by Special Resolution passed on 29 December 2004

Third amendment adopted by Special Resolution passed on 29 December 29 2005)

OF

CITY TELECOM (H.K.) LIMITED

INTERPRETATION

1. No regulations set out in any statute, or in any statutory instrument or other subordinate legislation made under any statute, concerning companies shall apply as the regulations or Articles of the Company.

2. In these Articles unless me context otherwise requires:-

“these Articles” means the articles of association as altered from time to time by special resolution and the expression “this Article” shall be construed accordingly;

“associates” shall have the same meaning as set forth in Rule 1.01 of the Listing Rules;

“Board” means the board of directors from time to time of the Company or the directors present at a meeting of the directors at which a quorum is present;

“clearing house” means a recognized clearing house within the meaning of Part 1 of Schedule 1 to the Securities and Futures Ordinance (Chapter 571) as modified from time to time or a clearing house recognized by the laws of the jurisdiction in which the shares of the Company are listed or quoted with the permission of the Company on a stock exchange in such jurisdiction;

“clear days” in relation to the period of a notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect;

“Companies Ordinance” means the Companies Ordinance (Chapter 32, Laws of Hong Kong) as from time to time amended, replaced or re-enacted and every other statute (including any orders, regulations or other subordinate legislation made under it) from time to time in force concerning companies insofar as the same apply to the Company;

“Corporate Communication” means any document issued or to be issued by the Company to its Members for their information or action and shall have the meaning ascribed to it in the Listing Rules;

“electronic means” means the transmission of any Corporate Communication from the Company in any form through any medium (including but not limited to electronic mail or publication on the Company’s website, or publication on the Company’s computer network or publication on the website of the Stock Exchange or the website of any stock exchange on which any securities of the Company are listed and/or permitted to be dealt in);

“executive director” means a managing director, joint managing director or assistant managing director of the Company or a director who is the holder of any other employment or executive office with the Company;

“the holder” in relation to any shares means the Member whose name is entered in the register as the holder of those shares;

“Listing Rules” means the Rules Governing the Listing of Securities on the Stock Exchange as amended from time to time;

“Member” means a duly registered holder from time to time of the shares in the capital of the Company;

“office” means the registered office of the Company;

“paid up” means paid up or credited as paid up;

“register” means the register of Members of the Company;

“relevant financial documents” shall have the meaning ascribed to it under section 2(1) of the Companies Ordinance;

“seal” means any common or official seal that the Company may be permitted to have under the Companies Ordinance;

“secretary” means the secretary, or (if there are joint secretaries) any one of the joint secretaries, of the Company and includes an assistant or deputy secretary and any person appointed by the Board to perform any of the duties of the secretary;

“Stock Exchange” means The Stock Exchange of Hong Kong Limited;

“summary financial report” shall have the meaning ascribed to it under section 2(1) of the Companies Ordinance;

references to a document being executed include references to its being executed under hand or under seal or by any other method;

references to writing include references to any method of representing or reproducing words in a legible and non-transitory form; and

any words or expressions to which a particular meaning is given by the Companies Ordinance in force at the date when these Articles or any part of these Articles are adopted shall bear the same meaning in these Articles or such part (as the case may be) save that the word “company” shall include any body corporate.

Headings and notes are included only for convenience and shall not affect meaning.

3.	(A)	Subject to the Companies Ordinance, where for any purpose an ordinary resolution of the Company is required, a special or extraordinary resolution shall also be effective and where an extraordinary resolution is required a special resolution shall also be effective.

	(B)	A resolution in writing executed by or on behalf of each Member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting properly convened and held and may consist of several instruments in the like form each executed by or on behalf of one or more of the Members.

REGISTERED OFFICE

4. The office shall be at such place in Hong Kong as the Board shall from time to time office appoint.

SHARE CAPITAL

5. Subject to the Companies Ordinance and to any rights conferred on the holders of any shares or class of shares, the capital may be divided into shares of different classes each having, and any share may (without prejudice to any special rights or restrictions for the time being attaching to any shares or any class of shares and without prejudice to the provisions regarding forfeiture and lien in these Articles) be issued with and subject to, such preferred, deferred or other special rights, or such restrictions, whether with regard to dividends, voting, return of capital or otherwise, and such other terms and conditions, as the Company may from time to time by ordinary resolution decide or, if no such resolution has been passed or so far as the resolution shall not make specific provision, as the Board may decide.

6. Subject to the Companies Ordinance and the Listing Rules regarding redeemable shares and to any rights conferred on the holders of any other shares, any share may be issued which is to be redeemed, or is to be liable to be redeemed at the option of the Company or the holder, on such terms and in such manner as may be provided by these Articles.

7. The Company may exercise any powers conferred on the Company or permitted by or not prohibited by or not inconsistent with the Companies Ordinance or any other applicable ordinance, law, code or regulation from time to time to acquire all or any of its shares of any class in the capital of the Company, including any redeemable shares or warrants or other securities carrying a right to subscribe for or purchase shares of the Company issued by the Company and, should the Company acquire its own shares or warrants or other such securities, neither the Company nor the Board shall be required to select the shares or warrants to be acquired rateably or in any other particular manner as between the holders of shares or warrants of the same class or as between them and the holders of shares or warrants of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares or warrants but provided always that any such acquisition shall only be made in accordance with any relevant rules, codes or regulations issued by the Stock Exchange, the Securities & Futures Commission of Hong Kong or any other relevant regulatory authorities from time to time.

8. Subject to the Companies Ordinance, all or any of the rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be varied with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of such shares. To any such separate general meeting all the provisions of these Articles as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be one or more persons holding or representing by proxy not less than one-third in nominal value of the issued shares of the class, that every holder of shares of the class shall be entitled on a poll to one vote for every share of the class held by him, that any holder of shares of the class present in person or by proxy may demand a poll and that at an adjourned meeting of the holders one holder present in person or by proxy (whatever the number of shares held by him) shall be a quorum and for the purposes of this Article one holder present in person or by proxy may constitute a meeting-

9. The rights conferred upon the holders of any shares shall not, unless otherwise expressly provided in the rights attaching to those shares, be deemed to be varied by the creation or issue of further shares ranking pari passu with them.

10. Subject to the provisions of the Companies Ordinance and these Articles, the unissued shares of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms as the Board may determine.

11. The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Companies Ordinance.

12. Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or required in any way to recognise (even when having notice of it) any interest in any share other than an absolute right to the whole of the share in the registered holder.

CERTIFICATES

13. Every person except a stock exchange nominee in respect of which the Company is not by law required to complete and have ready for delivery a certificate whose name is entered in the register as a holder of any shares shall be entitled, without payment, to receive within 10 business days after allotment or lodgement of a transfer to him of those shares (or within such other period as the terms of issue shall provide) one certificate for all those shares of any one class or several certificates each for one or more of the shares of the class in question upon payment for every certificate after the first of such sum (if any) not exceeding the maximum amount prescribed from time to time by the Stock Exchange. In the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of several joint holders shall be sufficient delivery to all. A Member (except such a nominee) who transfers some but not all of the shares comprised in a certificate shall be entitled to a certificate for the balance with a fee (if any) not exceeding the maximum amount prescribed from time to time by the Stock Exchange.

14. If a share certificate, or any certificate in respect of any other securities issued by the Company, is defaced, lost or destroyed it may be replaced upon payment of such sum (if any) not exceeding the maximum amount prescribed by the Stock Exchange from time to time but on such terms (if any) as to evidence and indemnity and to payment of any exceptional out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, after delivery of the old certificate to the Company.

15. All forms of certificate for share capital of the Company shall, and, except to the extent that the terms and conditions for the time being relating to them otherwise provide, all forms of certificate for loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall be issued under seal or in such other manner as the Board having regard to the terms of issue and any listing requirements may authorise, and shall specify the number and class of the shares to which it relates and the amount or respective amounts paid up on the shares. The Board may by resolution decide, either generally or in any particular case or cases, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed on them or that such certificates need not be signed by any person.

LIEN

16. The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of such share; and the Company shall also have a first and paramount lien and charge on all shares (other than fully paid shares) standing registered in the name of a Member, whether singly or jointly with any other person or persons, for all the debts and liabilities of such Member or his estate to the Company and whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such Member, and whether the period for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Member or his estate and any other person, whether a Member or not. The Company’s lien (if any) on a share shall extend to all dividends and bonuses declared in respect thereof. The Board may at any time either generally or in any particular case waive any lien that has arisen, or declare any share to be wholly or in part exempt from the provisions of this Article.

17. The Company may sell, in such manner as the Board may think fit, any shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after a notice in writing has been served on the holder of the shares, demanding payment and stating that if the notice is not complied with the shares may be sold. For giving effect to the sale the Board may authorise some person to execute an instrument of transfer of the shares sold to or in accordance with the instructions of the purchaser. The transferee shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in reference to the sale.

18. The net proceeds, after payment of the costs, of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability or engagement in respect of which the lien exists so far as it is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale and upon surrender, if required by the Company, for cancellation of the certificate for the shares sold) be paid to the person who was the holder immediately before the sale.

CALLS ON SHARES

19. Subject to the terms of issue, the Board may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) and not payable on a date fixed by or in accordance with the terms of issue, and each Member shall (subject to the Company serving upon him at least fourteen clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be reduced, revoked or postponed in whole or in part as the Board may determine.

20. A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

21. The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.

22. If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay interest on the amount from the day it is due and payable to the time of actual payment at such rate, not exceeding 25 per cent. per annum, as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part. No Member shall be entitled to receive any dividend or bonus or to be present or vote (save as proxy for another Member) at any general meeting, either personally, or (save as proxy for another Member) by proxy, or be counted in a quorum, or to exercise any other privilege as a Member until all calls or instalment, due from him to the Company, whether alone or jointly or jointly and severally with any other person together with interest and expenses (if any) shall have been paid.

23. Any amount which becomes payable in respect of a share on allotment or on any date fixed by or in accordance with the terms of issue, whether in respect of the nominal amount of the share or by way of premium, or as an instalment of a call, shall be deemed to be a call and, if it is not paid, all the relevant provisions of these Articles shall apply as if the sum had become due and payable by virtue of a call duly made and notified.

24. Subject to the terms of the issue, the Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

25. The Board may, if it thinks fit, receive from any Member willing to advance them all or any part of the moneys uncalled and unpaid upon any shares held by him and upon all or any of the moneys so advanced may (until they would, but for the advance, become presently payable) pay interest at such rate, not exceeding (unless the Company by ordinary resolution shall otherwise direct) 25 per cent. per annum, as the Board may determine. A payment in advance of a call shall not entitle the Member to receive any dividend or to exercise any other rights or privileges as a Member in respect of the share or the due portion of the shares upon which payment has been advanced by such Member before it is called up.

FORFEITURE OF SHARES

26. If any call or instalment of a call remains unpaid on any share after the day appointed for payment, the Board may at any time serve a notice on the holder requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

27. The notice shall name a further day (not being less than fourteen clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that in the event of non-payment on or before the day and at the place appointed, the shares in respect of which the call was made or instalment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited and, in such case, references in these Articles to forfeiture shall include surrender.

28. If the notice is not complied with, any share in respect of which such notice was given may, at any time before payment of all calls or instalments and interest due in respect of it has been made, be forfeited by a resolution of the Board to that effect and the forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

29. When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share but no forfeiture shall be invalidated by any omission or neglect to give the notice.

30. A forfeited share shall be deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was, before forfeiture, the holder or to any other person upon such terms and in such manner as the Board shall think fit. The Board may for the purposes of the disposal authorise some person to execute an instrument of transfer to the designated transferee. The Company may receive the consideration (if any) given for the share on its disposal and if the share is in registered form may register the transferee as the holder of the share. At any time before a sale, re-allotment or disposal the forfeiture may be cancelled on such terms as the Board may think fit.

31. A person whose shares have been forfeited shall cease to be a Member in respect or the forfeited shares and shall surrender to the Company for cancellation the certificate for the forfeited shares but shall remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest thereon at the rate of 25 per cent. per annum (or such lower rate as the Board may determine) from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited or for any consideration received on their disposal.

32. A statutory declaration in writing that the declarant is a director or the secretary of the Company and that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject to the execution of an instrument of transfer if necessary) constitute good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal.

33. Notwithstanding any such forfeiture as aforesaid the Board may at any time, before any shares so forfeited shall have been sold, re-allotted or otherwise disposed of, cancel the forfeiture on such terms as the Board thinks fit or permits the shares so forfeited to be bought back or redeemed upon the terms of payment of all calls and interest due upon and expenses incurred in respect of the shares, and upon such further terms (if any) as the Board thinks fit.

TRANSFER OF SHARES

34. Subject to such of the restrictions of these Articles as may be applicable, any Member may transfer all or any of his shares by an instrument of transfer in any form or in any other form which the Board may approve and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Board may approve from time to time.

35. The instrument of transfer of a share shall be executed by or on behalf of the transferor and the transferee provided that the Board may dispense with the signing of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so. Save as provided in the last preceding Article, the Board may also resolve, either generally or in any particular case, upon request by either the transferor or transferee, to accept mechanically signed transfers. The transferor shall be deemed to remain the holder of the same until the name of the transferee is entered in the register in respect of it. All instruments of transfer, when registered, may be retained by the Company. Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment or provisional allotment of any share by the allottee in favour of some other person.

36. The Board may, in its absolute discretion and without assigning any reason for so doing, decline to register any transfer of any share which is not a fully paid share.

37. The Board may also decline to register any transfer unless:-

(a)	the instrument of transfer, duly stamped, is lodged with the Company accompanied by the certificate for the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(b)	such fee, not exceeding the maximum amount prescribed by the Stock Exchange from time to time, as the Board may from time to time require is paid to the Company in respect of it;

(c)	the instrument of transfer is in respect of only one class of share;

(d)	in the case of a transfer of joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

(e)	the shares concerned are free of any lien in favour of the Company.

38. If the Board declines to register a transfer it shall, within two months after the date on which the instrument of transfer was lodged, send to the transferee notice of the refusal.

39. Subject as otherwise provided by these Articles, no fee shall be charged by the Company for registering any probate, letters of administration, certificate of death or marriage, power of attorney, distress or stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making any entry in the register relating to any share.

40. The Board may close the register at such times and for such periods as it may from time to time determine provided that the register shall not in any year be closed for more than thirty days (Sundays and public holidays excepted).

41. (A) The Company may sell any shares in the Company on behalf of the holder of, or person entitled by transmission to, the shares by instructing a member of the Stock Exchange to sell them at best price if:-

(i)	the shares have been in issue throughout the qualifying period and at least three cash dividends or other distributions have become payable on the shares during the qualifying period;

(ii)	no cash dividend or other distribution payable on the shares has either been claimed by presentation to the paying bank of the relative cheque or warrant or been satisfied by the transfer of funds to a bank account designated by the holder of, or person entitled by transmission to, the shares at any time during the relevant period;

(iii)	the Company has caused an advertisement to be published in at least one English language newspaper and one Chinese language newspaper circulating in Hong Kong, giving notice of its intention to sell the shares and a period of three months has elapsed from the date of publication of the advertisement or of the last of the advertisements to be published if they are published on different dates; and

(iv)	the Company has given notice to the Stock Exchange of its intention to make the sale.

For the purpose of this paragraph of this Article:

“the qualifying period” means the period of twelve years immediately preceding the date of publication of the advertisements referred to in subparagraph (iii) above or of the first of the two advertisements to be published if they are published on different dates; and

“the relevant period” means the period beginning at the commencement of the qualifying period and ending on the date when all the requirements of sub-paragraphs (i) to (iv) above have been satisfied.

If, after the publication of the advertisements referred to in sub-paragraph (iii) above but before the Company has become entitled to sell the shares pursuant to this paragraph of this Article, the requirements of sub-paragraph (ii) above cease to be satisfied, the Company may nevertheless sell those shares after the requirements of sub-paragraphs (i) to (iv) above have been satisfied afresh in relation to them.

If during any relevant period further shares have been issued in right of those held at the beginning of that relevant period or of any previously so issued during that relevant period and all the requirements of sub-paragraphs (ii) to (iv) above have been satisfied in regard to the further shares, the Company may also sell the further shares.

To give effect to any sale of shares pursuant to this paragraph of this Article the Board may authorise some person to transfer the shares in question and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The purchaser shall not be bound to see to the application of the purchase moneys nor shall his tide to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of sale shall belong to the Company and, upon their receipt, the Company shall become indebted to the former holder of, or person entitled by transmission to, the shares for an amount equal to the net proceeds. No trust shall be created in respect of the debt and no interest shall be payable in respect of it and the Company shall not be required to account for any moneys earned from the net proceeds which may be employed in the business of the Company or as it thinks fit.

(B)	The Company may cease to send any cheque or warrant through the post for any dividend payable on any shares in the Company which is normally paid in that manner on those shares if in respect of at least two consecutive dividends payable on those shares the cheques or warrants remain uncashed or after the first occasion when the cheques or warrants have been returned undelivered but, subject to the provisions of these Articles, shall recommence sending cheques or warrants in respect of dividends payable on those shares if the holder or person entitled by transmission to it claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way.

TRANSMISSION OF SHARES

42. If a Member dies, the survivor or survivors, where he was a joint holder, and his personal representatives, where he was a sole holder or the only survivor of joint holders, shall be the only persons recognized by the Company as having any title to his shares; but nothing contained in these Articles shall release the estate of a deceased holder from any liability in respect of any share held by him solely or jointly with other persons.

43. Where the entitlement of a person to a share in consequence of the death or bankruptcy of a Member or of any other event giving rise to its transmission by operation of law is proved to the satisfaction of the Board, the Board shall within two months after proof cause the entitlement of that person to be noted in the register.

44. Any person entitled by transmission to a share may, subject as provided elsewhere in these Articles, elect either to become the holder of the share or to have some person nominated by him registered as the holder thereof. If he elects to be registered himself, he shall give notice in writing to the Company to that effect. If he elects to have another person registered, he shall execute an instrument of transfer of the share in favour of that person. All the limitations, restrictions and provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if the death or bankruptcy of the Member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer executed by the Member.

45. Where a person becomes entitled by transmission to a share, the rights of the holder in relation to that share shall cease, but the person entitled by transmission to the share may give a discharge for any dividends or other moneys payable in respect of it and shall have the same rights in respect of the share as he would have had if he were the holder of it save that, until he becomes the holder, he shall not be entitled in respect of the share to attend or vote at general meetings of the Company or at any separate general meeting of the holders of any class of shares in the Company. The Board may at any time give notice requiring the person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Board may withhold payment of all dividends and other moneys payable in respect of the share until the requirements of the notice have been complied with.

STOCK

46. The Company may from time to time by ordinary resolution convert any fully paid up shares into stock and may reconvert any stock into fully paid up shares of any denomination. After the passing of any resolution converting all the fully paid up shares of any class in the capital of the Company into stock, any shares of that class which subsequently become fully paid up and rank pari passu in all other respects with such shares shall, by virtue of this Article and such resolution, be converted into stock transferable in the same units as the shares already converted.

47. The holders of stock may transfer the same or any part of it in the same manner and subject to the same regulations as the shares from which the stock arose might prior to conversion have been transferred or as near to them as circumstances admit. The Board may from time to time fix the minimum amount of stock transferable, but the minimum shall not, without the sanction of an ordinary resolution of the Company, exceed the nominal amount of each of the shares from which the stock arose.

48. The holders of stock shall, according to the amount of the stock held by them, have the same rights as regards dividends, voting at general meetings of the Company and other matters as if they held the shares from which the stock arose, but no such right (except as to participation in dividends and in assets on a reduction of capital or a winding-up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred such right.

49. All of the provisions of these Articles which are applicable to paid up shares shall apply to stock and the words “share” and “shareholder” in these Articles shall include “stock” and “stockholder” respectively.

ALTERATIONS OF CAPITAL

50. The authorised share capital of the Company on the date of the adoption of these Articles is HK$50,000,000 divided into 500,000,000 shares ofHK$0.10 each. The Company may from time to time by ordinary resolution:-

(a)	increase its capital by such sum to be divided into shares of such amount as the resolution shall prescribe;

(b)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c)	subject to the provisions of the Companies Ordinance, sub-divide its shares or any of them into shares of smaller amount and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage or be subject to any restriction as compared with the others;

(d)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken, by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

51. Subject to the provisions of the Companies Ordinance, the Company may, by the resolution increasing the capital or any other ordinary resolution, direct that the new shares or any of them shall be offered in the first instance to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or may make any provisions as to issue of the new shares.

52. Whenever as a result of a consolidation of shares any Members would become entitled to fractions of a share, the Board may deal with the fractions as it thinks expedient and in particular may arrange for the sale of the shares representing fractions to any person and the distribution of the net proceeds of sale in due proportion among those Members and the Board may authorise some person to transfer or deliver the shares to or in accordance with the directions of, the purchaser. The person to whom any shares are transferred or delivered shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

53. Subject to the provisions of the Companies Ordinance, the Company may by special resolution reduce its share capital, any capital redemption reserve fund, any share premium account or any other undistributable reserve in any manner.

GENERAL MEETINGS

54. The Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Ordinance at such times and places in Hong Kong as the Board shall appoint. Any general meeting of the Company other than an annual general meeting shall be called an extraordinary general meeting.

55. The Board may, whenever it thinks fit, convene an extraordinary general meeting.

56. The provisions of these Articles relating to general meetings shall apply, with necessary modifications, to any separate general meeting of the holders of shares of a class held otherwise than in connection with the variation or abrogation of the rights attached to shares of the class. For this purpose, a general meeting at which no holder of a share other than an ordinary share may, in his capacity as a Member, attend or vote shall also constitute a separate general meeting of the holders of the ordinary shares.

NOTICE OF GENERAL MEETINGS

57. An annual general meeting and an extraordinary general meeting convened for the passing of a special resolution shall be convened by not less than twenty-one clear days’ notice in writing. All other extraordinary general meetings shall be convened by not less than fourteen clear days’ notice in writing. The notice shall specify the place, day and time of meeting and the general nature of the business to be transacted. Notice of every general meeting shall be given to all Members whose names appear on the register at the time, other than any who, under the provisions of these Articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, and also to the auditors for the time being of the Company. For the avoidance of doubt, a rectification of the register of members of the Company (including one taking effect retrospectively) shall not in any way affect or invalidate proceedings at prior general meetings.

Notwithstanding that a meeting of the Company is convened by shorter notice than that specified in this Article, it shall be deemed to have been duly convened if it is so agreed: -

(a)	in the case of an annual general meeting, by all the Members entitled to attend and vote at the meeting; and

(b)	in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

58. In every notice convening a general meeting there shall appear with reasonable prominence a statement that a Member entitled to attend and vote is entitled to appoint a proxy or proxies to attend and vote instead of him and that a proxy need not be a Member.

59. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send an instrument of proxy to, or the non-receipt of either or both by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

60. If the Board, in its absolute discretion, considers that it is impractical or unreasonable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting, it may postpone the general meeting to another date, time and place. When a meeting is so postponed, notice of the date, time and place of the postponed meeting shall be placed in at least two newspapers (one Chinese and one English) in Hong Kong. Notice of the business to be transacted at such postponed meeting shall not be required.

PROCEEDINGS AT GENERAL MEETINGS

61. All business shall be deemed special that is transacted at an extraordinary general meeting and also all business that is transacted at an annual general meeting with the exception of:-

(a)	the declaration and sanctioning of dividends;

(b)	the consideration and adoption of the financial statements and balance sheet and the report of the directors and other documents required to be annexed to the financial statements;

(c)	the appointment of directors in place of those retiring (by rotation or otherwise);

(d)	the appointment of Auditors; and

(e)	the fixing of, or the determining of the method of fixing, the remuneration of the directors and of the Auditors.

62. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chairman which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Articles, two Members present in person or by proxy and entitled to vote shall be a quorum for all purposes. Any corporation which is a Member may, by resolution of its directors or other governing body or by power of attorney, authorise any person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members (as appropriate), and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member. References in these Articles to a Member present in person at a meeting shall, unless the context otherwise requires, include a corporation which is a Member represented at the meeting by such duly authorised representative. References in these Articles to a duly authorised representative of a Member being a corporation shall mean a representative authorised under the provisions of this Article.

63. If within thirty minutes (or such longer time not exceeding one hour as the chairman of the meeting may determine to wait) after the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to such other day (not being less than fourteen nor more than twenty-eight days thereafter) and at such other time or place as may have been specified for the purpose in the notice convening the meeting. Where no such arrangements have been so specified, the meeting shall stand adjourned to such other day (not being less than fourteen nor more than twenty-eight days later) and at such other time or place as the chairman of the meeting may decide, and, in this case, the Company shall give not less than seven clear days’ notice in writing of the adjourned meeting. At any adjourned meeting one Member present in person or by proxy (whatever the number of shares held by him) shall be a quorum and any notice of an adjourned meeting shall state that one Member present in person or by proxy (whatever the number of shares held by him) may constitute a meeting.

64. Each director shall be entitled to attend and speak at any general meeting of the Company and at any separate general meeting of the holders of any class of shares in the Company. The chairman may invite any person to attend and speak at any general meeting of the Company whom the chairman considers to be equipped by knowledge or experience of the Company’s business to assist in the deliberations of the meeting.

65. The chairman (if any) of the Board or, in his absence, the deputy chairman (if any) shall preside as chairman at every general meeting. If there is no chairman or deputy chairman or if at any meeting neither the chairman nor any deputy chairman is present within fifteen minutes after the time appointed for holding the meeting, or if neither the chairman nor the deputy chairman is willing to act as chairman, the directors present shall choose one of their number to act, or if one director only is present he shall preside as chairman if willing to act. If no director is present, or if each of the directors present declines to take the chair, the persons present and entitled to vote shall appoint one of their number to be chairman.

66. The chairman may at any time without the consent of the meeting adjourn any meeting (whether or not it has commenced or a quorum is present) either sine die or to another time or place where it appears to him that (a) the Members wishing to attend cannot be conveniently accommodated in the place appointed for the meeting (b) the conduct of persons present prevents or is likely to prevent the orderly continuation of business or (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted. In addition, the chairman may at any time with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting either sine die or to another time or place. When a meeting is adjourned sine die the time and place for the adjourned meeting shall be fixed by the Board. No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting had the adjournment not taken place.

67. When a meeting is adjourned for three months or more, or sine die, notice of the adjourned meeting shall be given as in the case of an original meeting. Except where these Articles otherwise require, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

AMENDMENTS

68. In the case of a resolution duly proposed as a special or extraordinary resolution no amendment to it (other than an amendment to correct a patent error) may be considered or voted upon and in the case of a resolution duly proposed as an ordinary resolution no amendment to it (other than an amendment to correct a patent error) may be considered or voted upon unless either at least forty-eight hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed notice in writing of the terms of the amendment and intention to move the same has been lodged at the office or the chairman in his absolute discretion decides that it may be considered or voted upon.

69. If an amendment shall be proposed to any resolution under consideration but shall be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

VOTING

70. Subject to any special terms as to voting upon which any shares may be issued or may for the time being be held, on a show of hands every Member who is present in person at a general meeting of the Company shall have one vote and on a poll every Member who is present in person or by proxy shall have one vote for every share of which he is the holder.

71. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand of a poll) a poll is properly demanded or is required under the Listing Rules or any other applicable law or regulations. Subject to the Companies Ordinance, a poll may be demanded by:-

(a)	the chairman of the meeting; or

(b)	at least three Members present in person or by proxy and entitled to vote; or

(c)	any Member or Members present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all Members having the right to attend and vote at the meeting; or

(d)	any Member or Members present in person or by proxy and holding shares conferring a right to attend and vote at the meeting on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against the resolution.

72. If a poll is properly demanded it shall be taken in such manner as the chairman shall direct and he may appoint scrutineers who need not be Members. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

73. A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or on such date (being not later than three months after the date of the demand) and at such time and place as the chairman shall direct. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

74. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded and it may be withdrawn with the consent of the chairman at any time before the close of the meeting or the taking of the poll, whichever is the earlier, and in that event shall not invalidate the result of a show of hands declared before the demand was made.

75. On a poll votes may be given either personally or by proxy. A Member may appoint more than one proxy to attend on the same occasion.

76. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

77. In the case of a equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of the meeting shall, subject to Article 80A, be entitled to an additional or a casting vote.

78. In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the register in respect of the joint holding.

79. A Member who is a patient for any purpose of any ordinance relating to mental health or in respect of whom an order has been made by any competent court or official having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by any person authorised in such circumstances to do so on his behalf and that person may vote on a poll by proxy, provided that evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote has been delivered at the office (or at such other place as may be specified in accordance with these Articles for the delivery of instruments appointing a proxy) not later than the last time at which an instrument of proxy should have been delivered in order to be valid for use at that meetmg or on the holding of that poll.

80. No Member shall, unless the Board otherwise determines, be entitled to vote at any general meetmg or at any separate general meeting of the holders of any class of shares in the Company unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

80A. Where any Member is, under the Listing Rules, required to abstain from voting on any particular resolution or restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such Member in contravention of such requirement or restriction shall not be counted.

81. If:-

(a)	any objection shall be raised to the qualification of any voter; or

(b)	any votes have been counted which ought not to have been counted or which might have been rejected; or

(c)	any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless it is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

82. Where a Member is a recognized clearing house, it may authorise such person or persons as it thinks fit to act as its representative (or representatives) at any general meeting or any separate meeting of any class of shareholders provided that, if more than one person is so authorised, the authorisation must specify the number and class of shares in respect of which each such person is so authorised. The person so authorised will be entitled to exercise the same power on behalf of the recognized clearing house as that clearing house (or its nominees) could exercise if it were an individual shareholder of the Company.

PROXIES

83. An instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorised in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign it. In the case of an instrument of proxy purporting to be signed on behalf of a corporation by an officer thereof it shall be assumed, unless the contrary appears, that such officer was duly authorised to sign such instrument of proxy on behalf of the corporation without further evidence of the fact.

84. Any Member entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person as his proxy to attend and vote instead of him. A Member who is the holder of two or more shares may appoint up to two proxies to represent him and vote on his behalf at a general meeting of the Company or at a class meeting. On a show of hands, votes must be given personally (or, in the case of a Member being a corporation, by its duly authorised representative) and on a poll, votes may be given either personally (or, in the case of a Member being a corporation, by its duly authorised representative) or by proxy. A proxy need not be a Member. In addition, a proxy or proxies representing either a Member who is an individual or a Member which is a corporation shall be entitled to exercise the same powers on behalf of the Member which he or they represent as such Member could exercise.

85. The instrument appointing a proxy and (if required by the Board) any authority under which it is executed, or a copy of the authority certified notarially or in some other manner approved by the Board, may be delivered to the office (or to such other place in Hong Kong as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any accompanying document) not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, not less than twenty-four hours before the time appointed for the taking of the poll and an instrument of proxy which is not so delivered shall not be treated as valid. When two or more valid but differing instruments of proxy are delivered in respect of the same share for use at the same meeting, the one which is last delivered (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that share. If the Company is unable to determine which was last delivered, none of them shall be treated as valid in respect of that share. Delivery of an instrument appointing a proxy shall not preclude a Member from attending and voting in person at the meeting or poll concerned.

86. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date named in it as the date of its execution.

87. Instruments of proxy shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting forms of instrument of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

88. A vote given or poll demanded by a proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of person voting or demanding a poll unless notice in writing of such determination shall have been received by the Company at the office or such other place in Hong Kong as was specified for the delivery of instruments of proxy in the notice convening the meeting or other accompanying document not later than the last time at which an instrument of proxy should have been delivered in order to be valid for use at the meeting or on the holding of the poll at which the vote was given or the poll demanded.

DIRECTORS

89. Unless and until otherwise determined by ordinary resolution of the Company, the directors (disregarding alternate directors) shall be not less than three in number and there shall be no maximum number of directors.

90. No shareholding qualification for directors shall be required.

91. Subject to the provisions of these Articles, the Company may by ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing Board, but so that the total number of directors shall not at any time exceed any maximum number fixed by or in accordance with these Articles. Any Director so appointed shall hold office only until the next following general meeting of the Company (in the case of filling a casual vacancy) or until the following annual general meeting of the Company (in the case of an addition to the existing Board), and shall then be eligible for re-election.

92. Without prejudice to the power of the Company in general meeting in pursuance of any of the provisions of these Articles to appoint any person to be a director, the Board may appoint any person who is willing to be a director, either to fill a vacancy or as an addition to the existing Board, but so that the total number of directors shall not at any time exceed any maximum number fixed by or in accordance with these Articles. Any Director so appointed by the Board shall hold office only until the next following general meeting of the Company (in the case of filling a casual vacancy) or until the next following annual general meeting of the Company (in the case of an addition to the existing Board), and shall then be eligible for re-election.

93. The Company may by ordinary resolution remove any director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such director (but without prejudice to any claim which such director may have for damages for breach of any such agreement). Special notice (which shall have the meaning ascribed thereto in the Companies Ordinance) is required of a resolution to remove a director, or to appoint somebody in place of a director so removed at the meeting at which he is removed, in accordance with the Companies Ordinance. Any person so elected and appointed to fill the vacancy of a removed director shall be treated for the purpose of determining the time at which he or any other director is to retire by rotation as if he had become a director on the day on which the director in whose place he is appointed was last elected a director.

94. No person other than a director retiring at the meeting (whether by rotation or otherwise) shall be appointed or reappointed a director at any general meeting unless:-

(a)	he is recommended by the Board, or

(b)	there have been lodged at the office notice in writing signed by a Member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose that person for election as a director and also notice in writing signed by that person of his willingness to be elected as a director. The period for lodgement of the said notices shall be at least a seven-day period commencing on a date no earlier than the day after the despatch of the said notice of the meeting and ending no later than seven days prior to the date of such meeting.

95. Without prejudice to the provisions for retirement by rotation or otherwise contained in these Articles, the office of a director shall be vacated if:-

(a)	he resigns his office by notice in writing delivered to the office or tendered at a meeting of the Board;

(b)	he is or has been suffering from mental ill health or becomes a patient for any purpose of any ordinance relating to mental health and the Board resolves that his office be vacated;

(c)	he is absent without the permission of the Board from meetings of the Board (whether or not an alternate director appointed by him attends) for twelve consecutive months and the Board resolves that his office is vacated;

(d)	he becomes bankrupt or compounds with his creditors generally;

(e)	he is prohibited by law from being a director;

(f)	by notice in writing delivered to the office or tendered at a meeting of the Board his resignation is requested by all of the other directors and all of the other directors are not less than three in number;

(g)	he ceases to be a director by virtue of the Companies Ordinance or is removed from office pursuant to these Articles.

If the office of director is vacated for any reason, he shall cease to be a Member of any committee or sub-committee of the Board.

ROTATION OF DIRECTORS

96. At every annual general meeting, one third of the Directors or, if their number is not three or a multiple of three, then the number nearest to but not exceeding one-third shall retire from office, but if there are fewer than three directors, they shall retire, provided that every Director (including those appointed for a specific term shall be subject to retirement by rotation at least once every three years.)

97. A director retiring at an annual general meeting pursuant to Article 96 of these Articles shall retain office until the close of such meeting.

98. Subject to the provisions of the Companies Ordinance and of these Articles, the directors to retire by rotation on each occasion shall be those who have been longest in office since their last appointment or reappointment, but as between persons who became or were last reappointed directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. The directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the Board at start of business on the date of the notice convening the annual general meeting and no director shall be required to retire or be relieved from retiring by reason of any change in the number or identity of the directors after that time on the date of the notice but before the close of the meeting.

99. A retiring director shall be eligible for reappointment.

100. Subject to the provisions of these Articles, the Company at the meeting at which a director retires by rotation may fill the vacated office and in default the retiring director shall, if willing to continue to act, be deemed to have been reappointed, unless at such meeting it is expressly resolved not to fill the vacated office or unless a resolution for the reappointment of that director has been put to the meeting and lost.

EXECUTIVE DIRECTORS

101. The Board or any committee authorised by the Board may from time to time appoint one or more directors to hold any employment or executive office with the Company (including that of a managing director) for such period and upon such terms as the Board or any committee authorised by the Board may in its discretion determine and may revoke or terminate any appointment so made. Any revocation or termination of the appointment shall be without prejudice to any claim for damages that the director may have against the Company or the Company may have against the director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination.

102. An executive director shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board or any committee authorised by the Board may determine and either in addition to or in lieu of his remuneration as a director.

ALTERNATE DIRECTORS

103.	(A)

Each director may appoint any person to be his alternate and may at his discretion remove an alternate director so appointed. If the alternate director is not already a director, the appointment, unless previously approved by the Board, shall have effect only upon and subject to it being so approved. Any appointment or removal of an alternate director shall be effected by notice in writing executed by the appointor and delivered to the office or tendered at a meeting of the Board. An alternate director shall, if his appointor so requests, be entitled to receive notice of all meetings of the Board or of committees of the Board of which his appointor is a Member. He shall also be entitled to attend and vote as a director at any such meeting at which the director appointing him is not personally present and at the meeting to exercise and discharge all the functions, powers and duties of his appointor as a director and for the purposes of the proceedings at the meeting the provisions of these Articles shall apply as if he were a director.

(B)

Every person acting as an alternate director shall (except as regards power to appoint an alternate and remuneration) be subject in all respects to the provisions of these Articles relating to directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for the director appointing him. An alternate director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent as if he were a director but shall not be entitled to receive from the Company any fee in his capacity as an alternate director.

(C)

Every person acting as an alternate director shall have one vote for each director for whom he acts as alternate in addition to his own vote if he is also a director. The signature of an alternate director to any resolution in writing of the Board or a committee of the Board shall, unless the notice of his appointment provides to the contrary, be as effective as execution by his appointor.

(D)

An alternate director shall automatically cease to be an alternate director if his appointor ceases for any reason to be a director except that, if at any meeting any director retires by rotation or otherwise but is reappointed or deemed to be reappointed at the same meeting, any appointment made by him pursuant to this Article which was in force immediately before his retirement shall remain in force as though he had not retired.

	(E)	An alternate director shall be responsible and liable for his own act, omission and default. An alternate director shall not be deemed to be an agent of the director who appoints him. The director who appoints the alternate director shall not be vicariously liable for any acts, including but not limited to any tort, committed by the alternate director while acting in the capacity of alternate director.

REMUNERATION AND EXPENSES OF DIRECTORS

104. Unless otherwise determined by ordinary resolution of the Company, each of the directors (including the chairman) shall be entitled to be paid by the Company such fee or fees for each year during any part of which he holds office as such, as may be proposed by the Board and determined by the Members at an annual general meeting of the Company, except that any director (including the chairman) holding office for less than the whole of any year shall be entitled to a part of the relevant such sum in proportion to the time during such year for which he holds office.

105. Each director may be paid his reasonable travelling, hotel and incidental expenses of attending and returning from meetings of the Board or committees of the Board or general meetings or any other meeting which as a director he is entitled to attend and shall be paid all other costs and expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a director. Any director who goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board or any committee authorised by the Board go beyond the ordinary duties of a director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board or any committee authorised by the Board may determine in addition to any remuneration provided for by or pursuant to any other Article.

106. Notwithstanding Articles 104 and 105, the remuneration of a director appointed to any office in the management of the Company may from time to time be fixed by the Board and may be by way of salary, commission, bonus, participation in profits or share option schemes or similar arrangements or otherwise or by all or any of those modes and with such other benefits (including pension and/or gratuity and/or other benefits on retirement or on death or disability) and allowances as the Board may from time to time decide. Such remuneration shall be in addition to his ordinary remuneration as a director.

107. Payments to any director or past director of any sum by way of compensation for loss of office or as consideration for or in connection with his retirement from office (not being a payment to which the director or past director is contractually or statutorily entitled) must be approved by the Company in general meeting.

DIRECTORS’ INTERESTS

108.	(A)

A director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of director for such period and upon such terms as the Board may determine and may be paid such extra remuneration for it (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article.

(B)

A director may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

	(C)	A director of the Company may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested or as regards which it has any power of appointment, and shall not be liable to account to the Company or the Members for any remuneration, profit or other benefit received by him as a director or officer of or from his interest in the other company. The Board may also cause any voting power conferred by the shares in any other company held or owned by the Company or any power of appointment to be exercised in such manner in all respects as it thinks fit, including the exercise of the voting power or power of appointment in favour of the appointment of the directors or any of them as directors or officers of the other company or in favour of the payment of remuneration to the directors or officers of the other company.

(D)	A director shall not vote or be counted in the quorum on any resolution of the Board concerning his own appointment or the settlement or variation of the terms or the termination of his own appointment as the holder of any office or place of profit with the Company or any other company in which the Company is interested.

(E)	Where proposals are under consideration concerning the appointment or the settlement or variation of the terms or the termination of the appointment of two or more directors to offices or places of profit with the Company or any other company in which the Company is interested, a separate resolution may be put in relation to each director and in such case each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution unless it concerns his own appointment or the settlement or variation of the terms or the termination of his own appointment.

(F)	Subject to the Companies Ordinance and to paragraph (G) of this Article, no director or proposed or intending director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any contract in which any director is in any way interested be liable to be avoided, nor shall any director who is interested be liable to account to the Company or the Members for any remuneration, profit or other benefit realised by the contract by reason of the director holding that office or of the fiduciary relationship established by it.

(G)	Save as otherwise provided in these Articles, a director shall not vote on any resolution of the directors approving any contract or arrangement or any other proposal whatsoever in which he or any of his associate(s) has any material interest. A director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

(H)	A director shall (in the absence of any other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:-

(i)	the giving of any security or indemnity to him or his associate(s) in respect of money lent or obligations incurred or undertaken by him or any of them at the request of or for the benefit of the Company or any of its subsidiaries;

(ii)	the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he or his associate(s) has himself/ themselves assumed responsibility in whole or in part and whether alone or jointly under a guarantee or indemnity or by the giving of security;

(iii)	any proposal concerning an offer of shares, debentures or other securities of or by the Company or any other company which the Company may promote or be interested in for subscription or purchase in which offer he or his associate(s) is/are or is/are to be interested as a participant in the underwriting or sub-underwriting thereof;

(iv)	any proposal concerning any other company in which he or his associate(s) is/are interested only, whether directly or indirectly, as an officer, executive or shareholder or in which he or his associate(s) is/are beneficially interested in shares of that company, provided that he and any of his associate(s) are not in aggregate beneficially interested in five per cent. or more of the issued shares of any class of such company (or of any third company through which his interest or that of his associate(s) is derived) or of the voting rights;

(v)	any proposal or arrangement concerning the benefit of employees of the Company or its subsidiaries, including the adoption, modification or operation of any employees’ share scheme or any share incentive or share option scheme under which the director or his associate(s) may benefit;

(vi)	any proposal or arrangement concerning the benefit of employees of the Company or its subsidiaries, including the adoption, modification or operation of a pension fund or retirement, death or disability benefits scheme which relates both to directors (or his associate(s)) and employees of the Company or any of its subsidiaries and does not provide in respect of any director or his associate(s), as such any privilege or advantage not generally accorded to the class of persons to which such scheme or fund relates; and

(vii)	any contract or arrangement in which he or his associate(s) is/are interested in the same manner as other holders of shares or debentures or other securities of the Company by virtue only of his/their interest in shares or debentures or other securities of the Company.

(I)	A company shall be deemed to be a company in which a director and/or his associate(s) owns five per cent. or more if and so long as (but only if and so long as) he and/or his associates, (either directly or indirectly) is/are the holder(s) of or beneficially interested in five per cent. or more of any class of the equity share capital of such company or of the voting rights available to members of such company (or of any third company through which the interest of the director or that of his associate(s) is derived) or of the voting rights of any class of shares available to members of such company. For the purpose of this Article there shall be disregarded any shares held by a director or any of his associate(s) as bare or custodian trustee and in which he or his associate(s) has/have no beneficial interest, any shares comprised in a trust in which the interest of the director or his associate(s) is/are in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust scheme in which the director or any of his associate(s) is/are interested only as a unit holder and shares which carry no voting right at general meetings and very restrictive dividend and return of capital right.

(J)	Where a company in which a director and/or his associate(s) hold(s) five per cent. or more is materially interested in a transaction, then that director and/or his associate(s) shall also be deemed materially interested in such transaction.

(K)	If any question shall arise at any meeting of the Board as to the materiality of the interests of a director (other than the chairman of the meeting) or his associate(s) or as to the entitlement of any director (other than the chairman of the meeting) to vote or be counted in the quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be referred to the chairman of the meeting and his ruling in relation to such director and his associates shall be conclusive except in a case where the nature or extent of the interests of such director and his associates (so far as they are known to such director) have not been fairly disclosed to the Board. If any question shall arise in respect of the chairman of the meeting, the question shall be decided by a resolution of the Board (for which purpose the chairman shall be counted in the quorum but shall not vote on the matter) and the resolution shall be conclusive except in a case where the nature or extent of the interests of the chairman and his associates (so far as they are known to the chairman) have not been fairly disclosed to the Board.

(L)	Subject to the Companies Ordinance, a director who to his knowledge is in any way, whether directly or indirectly, interested in a contract with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract is first taken into consideration, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested. For the purposes of this Article, a general notice to the Board given by a director to the effect that (a) he is a member of a specified company or firm and is to be regarded as interested in any contract which may after the date of the notice be made with that company or firm, or (b) he is to be regarded as interested in any contract which may after the date of the notice be made with a specified person who is connected with him, shall be deemed to be a sufficient declaration of interest under this Article in relation to any such contract; provided that no such notice shall be effective unless either it is given at a meeting of the Board or the director takes reasonable steps to secure that it is brought up and read at the next meeting of the Board after it is given.

(M)	References in this Article to a contract include references to any proposed contract and to any transaction or arrangement whether or not constituting a contract.

(N)	Subject to the provisions of the Companies Ordinance, the Company may by ordinary resolution suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

POWERS AND DUTIES OF THE BOARD

109. Subject to the provisions of the Companies Ordinance, the memorandum of association of the Company and these Articles and to any directions given by the Company in general meeting by special resolution, the business of the Company shall be managed by the Board, which may exercise all the powers of the Company whether relating to the management of the business of the Company or not. No alteration of the memorandum of association or these Articles and no special resolution shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that resolution had not been passed. The powers given by this Article shall not be limited by any power given to the Board by any other Article.

110. The Board may exercise all the powers of the Company to raise or borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

111. The Board may establish local boards or agencies for managing any of the affairs of the Company, either in Hong Kong or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration. The Board may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the Board, with power to sub-delegate, and may authorise the members of any local board or any of them to fill any vacancies therein and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person appointed as aforesaid, and may revoke or vary such delegation, but no person dealing in good faith and without notice of any such revocation or variation shall be affected thereby.

112. The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

113. The Board may entrust to and confer upon any director any of its powers, authorities and discretions (with power to sub-delegate) upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers authorities and discretions and may from time to time revoke or vary all of them but no person dealing in good faith and without notice of such revocation or variation shall be affected by it. The power to delegate contained in this Article shall be effective in relation to the powers, authorities and discretions of the Board generally and shall not be limited by the fact that in certain Articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Board or by a committee authorised by the Board.

114. The Company may exercise all the powers conferred by the Companies Ordinance with regard to having official seals and those powers shall be vested in the Board.

115. Subject to the provisions of the Companies Ordinance, the Company may keep an overseas or local or other register in any place and the Board may make and vary such regulations as it may think fit respecting the keeping of the register.

116. All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time determine.

117. The Board shall cause minutes or records to be made in books provided for the purpose:-

(a)	of all appointments of officers made by the Board;

(b)	of the names of the directors present at each meeting of the Board and at each meeting of each committee of the Board; and

(c)	of all resolutions and proceedings at all meetings of the Company and of the Board and of any committee of the Board.

118. The Board or any committee authorised by the Board may exercise all the powers of the Company to provide benefits, either by the payment of gratuities or pensions or by insurance or in any other manner whether similar to the foregoing or not, for any director or former director or the relations, connections or dependants of any director or former director provided that no benefits (except such as may be provided for by any other Article) may be granted to or in respect of a director or former director who has not been employed by, or held an executive office or place of profit under, the Company or any body corporate which is or has been its subsidiary or any predecessor in business of the Company or any such body corporate without the approval of an ordinary resolution of the Company. No director or former director shall be accountable to the Company or the Members for any benefit provided pursuant to this Article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

PROCEEDINGS OF THE BOARD

119. The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the chairman of the meeting shall have an additional or casting vote. A director may at any time, and the secretary on the requisition of a director shall forthwith, summon a meeting of the Board.

120. Notice of a meeting of the Board shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose. A director absent or intending to be absent from Hong Kong may request the Board that notices of meetings of the Board shall during his absence be sent in writing to him at his last known address or any other address given by him to the Company for this purpose, but in the absence of any such request it shall not be necessary to give notice of a meeting of the Board to any director who is for the time being absent from Hong Kong. A director may waive notice of any meeting either prospectively or retrospectively.

121. The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two. Subject to the provisions of these Articles, any director who ceases to be a director at a meeting of the Board may continue to be present and to act as a director and be counted in the quorum until the termination of the meeting of the Board if no other director objects and if otherwise a quorum of directors would not be present.

122. The continuing directors or a sole continuing director may act notwithstanding any vacancy in their number but, if and so long as the number of directors is reduced below the minimum number fixed by or in accordance with these Articles or is below the number fixed by or in accordance with these Articles as the quorum or there is only one continuing director, the continuing directors or director may act for the purpose of filling vacancies or of summoning general meetings of the Company but not for any other purpose.

123. The Board may appoint a director to be the chairman or the deputy chairman of the Board and may at any time remove him from that office. Unless he is unwilling to do so, the chairman or failing him the deputy chairman shall act as chairman at every meeting of the Board. But if no chairman or deputy chairman is present within five minutes after the time appointed for holding the meeting and willing to act, the directors present may choose one of their number to be chairman of the meeting.

124. A meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

125. The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed may exercise its powers to sub-delegate by sub-delegating to any person or persons (whether or not a member or members of the Board or of the committee).

126. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the Board. The meetings and proceedings of any committee consisting of two or more Members shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

127. All or any of the members of the Board or any committee of the Board may participate in a meeting of the Board or that committee by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting then is.

128. A resolution in writing executed by all the directors (provided that their number is not less than three) or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee properly called and constituted. The resolution may be contained in one document or in several documents in like form each executed by one or more of the directors or members of the committee concerned.

129. All acts done by the Board or by any committee or by any person acting as a director or member of a committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or committee or person so acting or that they or any of them were disqualified or had vacated office, be as valid as if every such member or person had been properly appointed and was qualified and had continued to be a director or member of the committee.

SECRETARY

130. Subject to the provisions of the Companies Ordinance, one or more secretaries may be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit; and any secretary so appointed may be removed by the Board.

131. Any provision of the Companies Ordinance or these Articles requiring or authorising a thing to be done by or to a director and the secretary shall not be satisfied by its being done by or to the same person acting both as director and as, or in place of, the secretary.

THE SEAL

132. The Board shall provide for the custody of every seal of the Company. The seal shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that behalf. Subject as otherwise provided in these Articles, any instrument to which the seal is affixed shall be signed by at least one director and the secretary or by at least two directors or some other person appointed in that behalf by the Board or a competent committee of the Board and any instrument to which an official seal is applied need not, unless the Board for the time being otherwise decides or the law otherwise requires, be signed by any person.

DIVIDENDS AND OTHER PAYMENTS

133. Subject to the provisions of the Companies Ordinance, the Company may by ordinary resolution from time to time declare dividends in accordance with the respective rights of the Members, but no dividend shall exceed the amount recommended by the Board.

134. Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:-

(a)	all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share; and

(b)	all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

135. Subject to the provisions of the Companies Ordinance, the Board may pay such interim dividends as appear to the Board to be justified by the financial position of the Company and may also pay any dividend payable at a fixed rate at intervals settled by the Board, whenever the financial position of the Company, in the opinion of the Board, justifies its payment. If the Board acts in good faith, it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer in consequence of the payment of an interim dividend on any shares having non-preferred or deferred rights.

136. The Board may deduct from any dividend or other moneys payable to a Member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

137. No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

138.	(A)

gIn respect of any dividend proposed to be paid or declared by the Board or by the Company in general meeting, the Board may propose and announce prior to or contemporaneously with the payment or declaration of such dividend: -

(i)

that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up provided that Members entitled to the dividend will be entitled to elect to receive such dividend (or part of it) in cash in lieu of such allotment. In such case, the following provisions shall apply:-

			(a)	the basis of any such allotment shall be determined by the Board;
(b)

the Board, after determining the basis of allotment, shall give not less than two weeks’ notice in writing to the holders of the shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

			(c)	the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded;
			(d)	the dividend (or that part of the dividend to be satisfied by the allotment of shares as aforesaid) shall not be payable in cash on shares in respect of which the cash election has not been duly exercised (“the non-elected shares”) and in lieu and in satisfaction of it shares shall be allotted credited as fully paid up to the holders of the non-elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of any of the Company’s reserve financial statements (including any share premium account or capital redemption reserve fund) or statements of operations or amounts otherwise available for distribution as the Board may determine such sum as may be required to pay up in full the appropriate number of shares for allotment and distribution to and amongst the holders of the non-elected shares on such basis; or

(ii)

that Members entitled to such dividend be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as the Board may think fit. In such case, the following provisions shall apply:-

		(a)	the basis of any such allotment shall be determined by the Board;
(b)

the Board, after determining the basis of allotment, shall give not less than two weeks’ notice in writing to the holders of the shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which the latest date and time by which duly completed forms of election must be lodged in order to be effective;

		(c)	the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded;
(d)

the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on shares in respect of which the share election has been duly exercised (“the elected shares”) and in lieu and in satisfaction of it shares shall be allotted credited as fully paid up to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalise and apply out of any part of any of the Company’s reserve financial statements (including any share premium account and capital redemption reserve fund) or statements of operations or amounts otherwise available for distribution as the Board may determine such sum as may be required to pay up in full the appropriate number of shares for allotment and distribution to and amongst the holders of the elected shares on such basis.

(B)	The shares allotted pursuant to the provisions of paragraph (A) of this Article shall rank pari passu in all respects with the shares then in issue save only as regards participation:-
	(i)	in the relevant dividend (or the right to receive or to elect to receive an allotment of shares in lieu of it as aforesaid); or
(ii)

in any other distribution, bonus or right paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant dividend unless, contemporaneously with the announcement by the Board of its proposal to apply the provisions of sub-paragraph (i) or (ii) of paragraph (A) of this Article in relation to the relevant dividend or contemporaneously with its announcement of the distribution, bonus or rights in question, the Board shall specify that the shares to be allotted pursuant to the provisions of paragraph (A) of this Article shall rank for participation in such distribution, bonus or rights.

(C)	The Board may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (A) of this Article with full power to the Board to make such provisions as it thinks fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down, or whereby the benefit of fractional entitlements accrues to the Company rather than to the Members concerned). The Board may authorise any person to enter into, on behalf of all Members interested, an agreement with the Company providing for such capitalisation and matters incidental to it and any agreement made pursuant to such authority shall be effective and binding on all concerned.

139. Any dividend or other sum payable by the Company in respect of a share may be paid by cheque, warrant or similar financial instrument sent through the post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first in the register in respect of the shares at his address as appearing in the register or addressed to such person and at such address as the holder or joint holders may in writing direct. Every cheque, warrant or similar financial instrument, shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the holder whose name stands first on the register in respect of such shares, and shall be sent at his or their risk and payment of the cheque, warrant or similar financial instrument by the bank on which it is drawn shall constitute a good discharge to the Company. In addition, any such dividend or other sum may be paid by any bank or other funds transfer system or such other means and to or through such person as the holder or joint holders may in writing direct, and the Company shall have no responsibility for any sums lost or delayed in the course of any such transfer or where it has acted on any such directions. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by them. Where a person is entitled by transmission to a share, any dividend or other sum payable by the Company in respect of the share may be paid as if he were a holder of the share and his address noted in the register were his registered address.

140. Any dividend unclaimed after a period of six years from the date when it became due for payment shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, interest or other sum payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect of it.

141. Any general meeting declaring a dividend may, upon the recommendation of the Board, by ordinary resolution, direct that it shall be satisfied wholly or partly by the distribution of assets, and in particular of paid up shares or debentures of any other company, and where any difficulty arises in regard to the distribution the Board may settle it as it thinks expedient, and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may ignore fractions altogether and may fix the value for distribution purposes of any assets to be distributed and may determine that cash shall be paid to any Members upon the footing of the value so fixed in order to secure equality of distribution and may vest any assets to be distributed in trustees, as may seem expedient to the Board.

RESERVES

142. The Board may, before recommending any dividend, set aside out of the profits of the Company such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute.

CAPITALISATION OF PROFITS

143. The Company may, upon the recommendation of the Board, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund including the statements of operations whether or not the same is available for distribution and accordingly that the amount to be capitalised be set free for distribution among the Members or any class of Members who would be entitled to it if it were distributed by way of dividend and in the same proportions, on the footing that it is applied either in or towards paying up the amounts for the time being unpaid on any shares in the Company held by those Members respectively or in paying up in full of unissued shares, debentures or other obligations of the Company to be allotted and distributed credited as fully paid among those Members, or partly in one way and partly in the other, but so that, for the purposes of this Article, a share premium account and a capital redemption reserve fund, and any reserve or fund representing unrealised profits may be applied only in the paying up in full of unissued shares of the Company.

144. Where any difficulty arises in regard to any distribution of any capitalised reserve or fund the Board may settle the same as it thinks expedient and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may authorise any person to enter into an agreement with the Company on behalf of the persons entitled to participate in the distribution providing for the allotment to them respectively of any shares, debentures or other obligations of the Company to which they are entitled on the capitalisation and the agreement shall be binding on those persons.

RECORD DATES

145. Notwithstanding any other provision of these Articles the Company or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made.

ACCOUNTING RECORDS

146. The Board shall cause to be kept accounting records sufficient to show and explain the Company’s transactions and such as to disclose with reasonable accuracy at any time the financial position of the Company at that time in accordance with the Companies Ordinance.

147. The accounting records shall be kept at the office or, subject to the Companies Ordinance, at such other place or places as the Board may think fit and shall always be open to inspection by the officers of the Company. No Member in his capacity as such (other than an officer of the Company) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by ordinary resolution of the Company.

148.	(A)

The directors shall from time to time in accordance with the provisions of the Companies Ordinance cause to be prepared and laid before the Company at every annual general meeting the relevant financial documents and such other reports and financial statements as may be required by law.

	(B)	Subject to paragraph (C) of this Article, the Company shall, in accordance with the Listing Rules and any other applicable law or regulations, deliver, at least twenty one days before the date of the annual general meeting and at the same time as the notice of an annual general meeting, the relevant financial documents or the summary financial report in printed form and/or using electronic means to every Member, every holder of debentures of the Company and every other person entitled to receive notices of general meetings of the Company, provided that the Company shall not be required to deliver such documents whether in printed form or by electronic means to any person whose address the Company is not aware or to more than one of the joint holders of any shares or debentures. Any such documents to be sent in printed form shall be sent by post to the registered addresses of those entitled to receive them as set out above.

(C)	Where an entitled person, in accordance with the Listing Rules and any applicable law or regulations has consented to the publication of the relevant financial documents or the summary financial report using electronic means instead of in printed form, and / or has consented to receiving the summary financial report instead of the relevant financial documents, as discharging the Company’s obligations under the Listing Rules and any other applicable law or regulations to send a copy of such relevant financial documents to such entitled person, then the publication of such relevant financial documents or the summary financial report using electronic means and/or the receipt of the summary financial report by such entitled person at least twenty one days before the date of the relevant general meeting, in each case in accordance with the Listing Rules and any applicable law or regulations, shall in relation to such entitled person be deemed to discharge the Company’s obligations under paragraph (B) of this Article.

AUDIT

149. Auditors shall be appointed and their duties regulated in accordance with the Companies Ordinance.

SERVICE OF NOTICES AND OTHER DOCUMENTS

150. Any notice or document including any Corporate Communication to be given or issued by the Company may be served on or delivered to the recipient:

(a)	personally;

(b)	by sending it through the post in a prepaid envelope or wrapper addressed to such recipient at his registered address;

(c)	by advertisement in English in at least one English language newspaper and in Chinese in at least one Chinese language newspaper, and for such period as the Board shall think fit to the extent permitted by, and in accordance with the Listing Rules and any other applicable law or regulations;

(d)	by sending or transmitting it by electronic means in accordance with the Listing Rules and any other applicable law or regulations to such recipient at such telex or facsimile transmission number or electronic number or electronic address or computer network or website provided by him to the Company for the giving of notice or document provided that the Company has obtained his prior express positive confirmation in writing to receive such notice or document by electronic means;

(e)	by publishing it on the Company’s computer network to the extent permitted by, and in accordance with the Listing Rules and any other applicable law or regulations and notifying such recipient by any of the means set out in paragraphs (a), (b), (c), (d) and (f) of this Article that such notice or document is so available; or

(f)	by sending or otherwise making available to such recipient through such means to the extent permitted by, and in accordance with, the Listing Rules and any other applicable law or regulations.

151. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed a sufficient service on or delivery to all the joint holders.

152. Any such notice or other document may be served or delivered by the Company by reference to the register as it stands at any time not more than 15 days before the date of service or delivery. No change in the register after that time shall invalidate that service or delivery. Where any notice or other document is served on or delivered to any person in respect of a share in accordance with these Articles, no person deriving any title or interest in that share shall be entitled to any further service or delivery of that notice or document.

153. Any notice or document including any Corporate Communication given or issued by the Company:

(a)	if served or delivered in person, shall be deemed to have been served or delivered at the time of personal service or delivery, and in proving such service or delivery, a certificate in writing signed by the secretary (or such other person appointed by the Board) that the notice or document was so served or delivered shall be conclusive evidence thereof;

(b)	if served or delivered by post, shall be deemed to have been served or delivered on the day following that on which the envelope or wrapper containing the same is put into a post office, and in proving such service or delivery, it shall be sufficient to prove that the envelope or wrapper containing the notice or document was properly prepaid, addressed and put into such post office. A certificate in writing signed by the secretary (or such other person appointed by the Board) that the envelope or wrapper containing the notice or other document was so prepaid, addressed and put into such post office shall be conclusive evidence thereof;

(c)	if served by advertisement in newspaper in accordance with Article 150(c), shall be deemed to have been served on the day on which such notice or document was so published; and

(d)	if sent or transmitted by electronic means in accordance with Article 150(d) or through such means in accordance with Article 150(f), shall be deemed to have been served or delivered at the time of the relevant despatch or transmission. A notice or document published in the Company’s computer network in accordance with Article 150(e) shall be deemed to have been served or delivered on the following day immediately after the recipient has been notified of such publication. In proving such service or delivery, a certificate in writing signed by the secretary (or such other person appointed by the Board) as to the fact and time of such service, delivery, despatch, transmission or publication shall be conclusive evidence provided that, in the case of any transmission by electronic means, no notification was received by the sender that such notice or document so transmitted has not reached its recipient, but further provided that any failure in transmission beyond the sender’s control shall not invalidate the effectiveness of the notice or document so served.

153A. Subject to the Listing Rules and any other applicable law or regulations, any notice or document (including, without limitation, any Corporate Communication) may be given by the Company in the English language only, in the Chinese language only or in both. Where a person has in accordance with the Listing Rules and any other applicable law or regulations consented to receive notices and documents (including, without limitation, any Corporate Communication) from the Company in the English language only or the Chinese language only but not both, it shall be sufficient for the Company to serve on or deliver to him any such notice or document in such language only unless and until there is a notice of revocation or amendment of such consent given or deemed to have been given by such person to the Company in accordance with the Listing Rules and any other applicable law or regulations.

DESTRUCTION OF DOCUMENTS

154. If the Company destroys:-

(a)	any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;

(b)	any instruction concerning the payment of dividends or other moneys in respect of any share or any notification of change of name or address at any time after the expiry of two years from the date the instruction or notification was recorded by the Company;

(c)	any instrument of transfer of shares which has been registered at any time after the expiry of twelve years from the date of registration; and

(d)	any other document on the basis of which any entry in the register is made at any time after the expiry of twelve years from the date an entry in the register was first made in respect of it;

and the Company destroys the document in good faith and without express notice that its preservation was relevant to a claim, it shall be presumed irrefutably in favour of the Company that every share certificate so destroyed was a valid certificate and was properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument and was properly registered and that every other document destroyed was a valid and effective document and that any particulars of it which are recorded in the books or records of the Company were correctly recorded. Nothing contained in this Article shall be construed as imposing upon the Company any liability by reason only of the destruction of any document of the kind mentioned above before the relevant period mentioned in this Article has elapsed or of the fact that any other condition precedent to its destruction mentioned above has not been fulfilled. References in this Article to the destruction of any document include references to its disposal in any manner.

WINDING UP

155. If the Company commences liquidation, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Companies Ordinance,

(a)	divide among the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and for that purpose, set such value as he deems fair upon any property to be divided and determine how the division shall be carried out as between the Members or different classes of Members, or

(b)	vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit but no Member shall be compelled to accept any shares or other assets upon which there is any liability.

SECRECY

156. No Member shall be entitled to require discovery of or any information respecting any detail of the Company’s trading or any matter which may relate to the conduct of the business of the Company and which in the opinion of the Board it will be inexpedient in the interests of the Company to communicate to the public.

INDEMNITY

157. Subject to the provisions of the Companies Ordinance, the Company may indemnify any director or other officer against any liability and may purchase and maintain for any director or other officer or auditor insurance against any liability. Subject to those provisions, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every director or other officer of the Company shall be indemnified, and if the Board so determines an auditor may be indemnified, out of the assets of the Company against any liability incurred by him as a director or other officer of the Company, or as auditor, in defending any proceedings (whether civil or criminal) in which judgement is given in his favour or he is acquitted or in connection with any application under the Companies Ordinance in which relief is granted to him by the court.

Names, Addresses and Descriptions of Subscribers
/s/ CHOW SHIU CHUEN, RICHARD
MR. CHOW SHIU CHUEN, RICHARD
46A, Broadway, 11/F.,
Mei Foo Sun Chuen,
Kowloon.
Merchant

/s/ POON FU HUNG
MR. POON FU HUNG
46A, Broadway, 11/F.,
Mei Foo Sun Chuen,
Kowloon.
Merchant

Dated the 11th day of May, 1992.

WITNESS to the above signatures:

/s/ SY MEI LING
SY MEI LING
Company Secretarial Assistant
17/F., Hart House, 12-14 Hart Avenue, Tsimshatsui, Kowloon.